Exhibit 99.1

Mr. William E. Beifuss, Jr.
President
Cumorah Capital, Inc.
3225 McLeod Drive, Suite 100
Las Vegas, Nevada 89121

February 18, 2010

RE: Periodic Equity Investment Agreement, dated December 8, 2008

Dear Bill:

As we discussed by phone today, Cumorah Capital, Inc. (“Cumorah”) and Cereplast, Inc. (“Cereplast”) have agreed to formally terminate the Periodic Equity Investment Agreement, dated December 8, 2008 (the “PEIA”), effective February 18, 2010. As compensation for early termination of the PEIA, Cereplast will issue to Cumorah 100,000 shares of Cereplast restricted common stock.

Thank you for your assistance in resolving this matter.

Kind regards,

Frederic Scheer
Chairman
Chief Executive Officer

Agreed and Accepted this     day of February 2010

Cumorah Capital, Inc.

By

William E. Beifuss, Jr., President